UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)

ZORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52550	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 299-0390
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

One December 13, 2011, we accepted twelve subscription agreements and issued an aggregate of 7,866,666 units of our company to twelve investors at a price of $0.15 per unit for gross proceeds of $1,180,000.  Each unit is comprised of one share of our common stock and one half of one share purchase warrant.  One whle share purchase warrant is exercisable into one share of our common stock at an exercise price of $0.25 per share until December 13, 2013.

we issued the securities to six non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.
Exhibit	Description

10.1a	Form of subscription agreement

10.1b	Form of warrant certificate

99.1	News release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.

DATE: January 18, 2012.	/s/ Harold Gardner
Name: Harold Gardner Title: President/Chief Executive Officer

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